                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC  20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                         SYNOVUS FINANCIAL CORP.
           (Exact name of registrant as specified in its charter)

                 Georgia                                     58-1134883
          (State or other jurisdiction of                   (IRS Employer
          incorporation or organization)                   Identification No.)

             901 Front Avenue
             Suite 301
            Columbus, Georgia                              31901
            (Address of Principal                        (Zip Code)
             Executive Offices)
             ______________________________________________________________

                 SYNOVUS FINANCIAL CORP. EMPLOYEE STOCK PURCHASE PLAN
                               (Full Title of the Plan)
             ______________________________________________________________
                                   Kathleen Moates
                   Senior Vice President and Deputy General Counsel
                               Synovus Financial Corp.
                                   901 Front Avenue
                                      Suite 301
                               Columbus, Georgia  31901
                                   (706) 649-4818

              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

Title of                       Proposed     Proposed
Securities       Amount        Maximum      Maximum          Amount of
  to be          to be         Offering     Aggregate        Registration
Registered       Registered    Price Per    Offering         Fee
                               Share        Price
Common Stock,
$1.00 par
value            2,000,000     $21.88<F1>   $43,760,000<F1>  $15,090

Common Stock
Rights           2,000,000        <F2>         <F2>            <F2>


<F1> Determined pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and represents the average of the high and low prices of the Common Stock of Synovus Financial Corp. on the
     New York Stock Exchange on June 20, 1995.
<F2> The Common Stock Rights (the "Rights") are attached to and trade with the Common
     Stock of Synovus Financial Corp.  The value, if any, attributable to the Rights is reflected in the market price of the Common Stock of Synovus Financial Corp.


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Stock Purchase Plan described herein.


            SYNOVUS FINANCIAL CORP. EMPLOYEE STOCK PURCHASE PLAN

         INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT
 The contents of Registration Statement No. 2-93472 are incorporated herein by reference.

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents and information previously filed by Synovus Financial Corp. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference in this Registration Statement as of their respective dates:

a. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

b. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in paragraph
     (a) above.

c. The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1994 filed pursuant to Section 13 of the Exchange Act as an Exhibit to the Annual Report referred to in paragraph (a) above.

d. (i) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 21, 1989.

     (ii) The description of the Common Stock Rights of the Company appearing in the Form of Rights Agreement incorporated by reference to Exhibit 1 of the Company's Registration Statement on Form 8-A dated May 3, 1989, filed with the Securities and Exchange Commission on May 3, 1989, pursuant to Section 12 of the Exchange Act.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 6.   Indemnification of Directors and Officers.

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Subsection (d) of
Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director in connection a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding in which he was adjusted liable on the basis that personal benefit was improperly received by him. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Georgia Business Corporation Code a court may order a corporation to indemnify a director if such court determines the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code or was adjudged liable as described in subsection (d) of
Section 14-2-851 of the Georgia Business Corporation Code.

Section 14-2-852 of the Georgia Business Corporation Code provides that to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, or in defense of any claim, issue, or matter therein, because he is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by him in connection therewith.

Section 14-2-857 of the Georgia Business Corporation Code provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

In accordance with Article VIII of the Company's Bylaws, every person who is or was (and the heirs and personal representatives of such person) a director, officer, employee or agent of the Company shall be indemnified and held harmless by the Company from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefits plan), and reasonable expenses (including attorneys' fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of the Company; (b) because he or she or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interest of such corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

Pursuant to Article VIII of the Bylaws of the Company, reasonable expenses incurred in any proceeding shall be paid by the Company in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

The foregoing rights of indemnification and advancement of expenses are not intended to be exclusive of any other right to which those indemnified may be entitled, and the Company has reserved the right to provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law.

The Company carries insurance for the purpose of providing indemnification to its directors and officers. Such policy provides for indemnification of the Company for losses and expenses it might incur to its directors and officers for successful defense of claims alleging negligent acts, errors, omissions or breach of duty while acting in their capacity as directors or officers and indemnification of its directors and officers for losses and expense upon the unsuccessful defense of such claims.

Item 8.   Exhibits.

Exhibit
Number

4.1 Articles of Incorporation of the Company, as amended, incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 23, 1990 (File No. 33-35926).

4.2       Bylaws, as amended, of the Company, incorporated by reference to
          Exhibit 4(b) to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 3, 1994 (File No. 33-85948).

4.3 Form of Rights Agreement incorporated by reference to Exhibit 1 of the Company's Registration Statement on Form 8-A dated May 3, 1989, filed with the Securities and Exchange Commission on May 3, 1989, pursuant to the Section 12 of the Exchange Act.

23.1      Consent of KPMG Peat Marwick LLP.

24 Powers of Attorney contained on the signature pages of this Registration Statement.

          An opinion of counsel (Exhibit Number 5) is not being filed since the securities being registered are not original issue securities.

Item 9.   Undertakings.

(a)  The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 22nd day of June, 1995.

                    SYNOVUS FINANCIAL CORP.
                    (Registrant)

                    By:/s/James H. Blanchard
                       James H. Blanchard,
                       Chairman of the Board and
                       Principal Executive Officer

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Blanchard, James D. Yancey and Stephen L. Burts, Jr., and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ William B. Turner                                 Date: June 22, 1995
William B. Turner,
Director and Chairman of
the Executive Committee


/s/ James H. Blanchard                                Date: June 22, 1995
James H. Blanchard,
Chairman of the Board and
Principal Executive Officer


/s/ James D. Yancey                                   Date: June 22, 1995
James D. Yancey,
Vice Chairman of the Board


/s/ Joe E. Beverly                                    Date: June 22, 1995
Joe E. Beverly,
Vice Chairman of the Board


/s/ Stephen L. Burts, Jr.                             Date: June 22, 1995
Stephen L. Burts, Jr.,
President, Principal Financial
Officer and Director


/s/ G. Sanders Griffith, III                          Date: June 22, 1995
G. Sanders Griffith, III,
Executive Vice President,
General Counsel and Secretary


/s/ Thomas J. Prescott                                Date: June 22, 1995
Thomas J. Prescott,
Executive Vice President, Treasurer
and Principal Accounting Officer


/s/ Jay C. McClung                                    Date: June 22, 1995
Jay C. McClung
Executive Vice President


                                                      Date:
Daniel P. Amos,
Director


/s/ Richard Y. Bradley                                Date: June 22, 1995
Richard Y. Bradley,
Director


/s/ George C. Woodruff, Jr.                           Date: June 22, 1995
George C. Woodruff, Jr.,
Director


/s/ Salvador Diaz-Verson, Jr.                         Date: June 22, 1995
Salvador Diaz-Verson, Jr.,
Director


/s/ Gardiner W. Garrard, Jr.                          Date: June 22, 1995
Gardiner W. Garrard, Jr.,
Director


/s/ H. Lynn Page                                      Date: June 22, 1995
H. Lynn Page,
Director


/s/ John T. Oliver, Jr.,                              Date: June 22, 1995
John T. Oliver, Jr.,
Director


/s/ John L. Moulton                                   Date: June 22, 1995
John L. Moulton,
Director


/s/ V. Nathaniel Hansford                             Date: June 22, 1995
V. Nathaniel Hansford,
Director


/s/ Richard E. Anthony                                Date: June 22, 1995
Richard E. Anthony,
Director


/s/ Mason H. Lampton                                  Date: June 22, 1995
Mason H. Lampton,
Director


/s/ Elizabeth C. Ogie                                 Date: June 22, 1995
Elizabeth C. Ogie,
Director


                                                      Date:
C. Edward Floyd,
Director


                                                      Date:
Robert V. Royall, Jr.
Director



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Georgia on the 22nd day of June, 1995.

                    Synovus Financial Corp.
                    Employee Stock Purchase Plan

                    By:/s/ G. Sanders Griffith, III
                         G. Sanders Griffith, III
                         Executive Vice President
                         Synovus Financial Corp.


                                          EXHIBIT INDEX


          Exhibit
          Number         Description

           4.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 23, 1990 (File No. 33-35926)).

           4.2 Bylaws, as amended, of the Company (incorporated by reference to Exhibit 4(b) to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 3, 1994 (File No. 33-85948)).

           4.3 Form of Rights Agreement incorporated by reference to Exhibit 1 of Company's
                         Registration Statement on Form 8-A dated May 3, 1989, filed with the Securities and Exchange Commission on May 3, 1989, pursuant to the Section 12 of the Exchange Act.

          23.1           Consent of KPMG Peat Marwick LLP.

          24 Powers of Attorney contained on the signature pages of this Registration Statement.